UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 24, 2009, Staples, Inc. (“Staples”) notified its lenders that, effective March 27, 2009, in accordance with the commitment reduction provisions under Staples’ existing credit agreement, dated April 1, 2008, by and among Staples, Barclays Bank PLC and the other lenders listed therein (the “Credit Agreement”), Staples’ total commitment amount under the Credit Agreement would be reduced from $1,261 million to $761 million. The reduction was made in connection with the receipt of proceeds from the offering of the Notes described below.

As a result of the change, availability under Staples’ existing commercial paper program is now approximately $1.5 billion.  The program is backstopped by the Credit Agreement and Staples’ existing $750 million revolving credit facility entered into in October 2006. The letter sent to the lenders in connection with the reduction of the total commitment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

On March 24, 2009, Staples and the Subsidiary Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Banc of America Securities LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the sale by Staples of $500 million aggregate principal amount of 7.750% senior notes due 2011, in a public offering pursuant to a registration statement on Form S-3 (File No. 333-155855) and a related preliminary prospectus supplement and prospectus supplement filed with the Securities and Exchange Commission.

Staples expects to receive net proceeds, after underwriting fees and estimated expenses, of approximately $497.5 million. The offering of the senior notes is expected to close on March 27, 2009, subject to customary closing conditions.

The senior notes will be issued pursuant to an indenture dated as of January 15, 2009 (the “Indenture”) among Staples, the Subsidiary Guarantors and HSBC Bank USA, National Association, as trustee.

Staples’ obligations under the senior notes and the Indenture will be unconditionally guaranteed on an unsecured unsubordinated basis by Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership (collectively, the “Subsidiary Guarantors”).

The above description of the Underwriting Agreement and the Indenture is qualified in its entirety by reference to the Underwriting Agreement and the Indenture. The Indenture has been previously filed, and the Underwriting Agreement is filed as Exhibit 1.1 hereto. The Indenture and the Underwriting Agreement are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Staples, has issued an opinion to Staples, dated March 26, 2009, regarding the legality of the senior notes and the guarantees upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: March 26, 2009	/s/ Kristin A. Campbell
Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 24, 2009.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1

Letter, dated March 24, 2009, from Staples, Inc. to Barclays Bank PLC and Barclays Capital, reducing the total commitment under the Credit Agreement, dated April 1, 2008, by and among Staples, Inc., Barclays Bank PLC and the other lenders listed therein.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).